As filed with the Securities and Exchange Commission on November 21, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENERAL ELECTRIC CAPITAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	13-1500700 (I.R.S. Employer Identification No.)

901 Main Avenue
Norwalk, CT 06851
(203) 840-6300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fred A. Robustelli, Esq.
Associate General Counsel—Treasury
201 High Ridge Road
Stamford, Connecticut 06927
(203) 961-5322
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Cory R. Chivers, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000	John G. Crowley, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price/ Amount of registration fee(1)

Unsecured Debt Securities
Secured Senior Debt Securities
Preferred Stock, including in the form of Depositary Shares

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

General Electric Capital Corporation

Unsecured Debt Securities
Secured Senior Debt Securities
Preferred Stock

General Electric Capital Corporation may offer from time to time:

•	unsecured debt securities or secured senior debt securities; and

•	preferred stock, par value $.01 per share, which may be issued in the form of depositary shares evidenced by depositary receipts.

We will provide specific terms of these securities in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series or separate tranches within a series. You should read this prospectus and any prospectus supplement carefully before you invest.

Our principal executive offices are located at 901 Main Avenue, Norwalk, CT, 06851-1168.

Investing in these securities involves risks. See “Risk Factors” on page 1 of this prospectus.

These securities have not been approved by the SEC or any State securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly to purchasers, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

The date of this prospectus is November 21, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information on GECC.”

This prospectus only provides you with a general description of the securities we may offer. In connection with any future sale of securities, we will file with the SEC one or more prospectus supplements that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information on GECC.”

You should rely on only the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates.

Except as otherwise indicated, references in this prospectus to “GECC”, “we”, “us” and “our” refer to General Electric Capital Corporation.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 or in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information On GECC,” below.

WHERE YOU CAN FIND MORE INFORMATION ON GECC

GECC files annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available at our Internet site at http://www.gecapital.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 27, 2014;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, filed with the SEC on May 12, 2014, July 31, 2014, and November 4, 2014, respectively; and

•	our Current Reports on Form 8-K, filed with the SEC on January 17, 2014, February 26, 2014, April 17, 2014, July 18, 2014 and October 17, 2014.

Upon your oral or written request, we will provide you with a copy of these filings at no cost. Requests should be directed to Investor Relations, General Electric Capital Corporation, 201 High Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 357-4328.

FORWARD-LOOKING STATEMENTS

Some of the information included or incorporated by reference into this prospectus contains “forward-looking statements”—that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, equity prices and the value of financial assets; potential market disruptions or other impacts arising in the United States or Europe from developments in sovereign debt situations; the impact of conditions in the financial and credit markets on the availability and cost of our funding and on our ability to reduce our asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; pending and future mortgage securitization claims and litigation in connection with WMC, which may affect our estimates of liability, including possible loss estimates; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; our ability to pay dividends to GE at the planned level, which may be affected by our cash flows and earnings, financial services regulation and oversight, and other factors; the level of demand and financial performance of the major industries GE serves, including, without limitation, air and rail transportation, power generation, oil and gas production, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; our success in completing announced transactions and integrating acquired businesses; adverse market conditions, the timing of and ability to obtain bank regulatory approvals, or other factors relating to us or Synchrony Financial could prevent us from completing the Synchrony Financial split-off as planned; the impact of potential information technology or data security breaches; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. Accordingly, we caution you against relying on forward-looking statements. We do not undertake to update our forward- looking statements.

THE COMPANY

General Electric Capital Corporation (GECC) was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, our name was General Electric Credit Corporation. On July 2, 2001, we changed our state of incorporation to Delaware. As of December 31, 2013, all of our outstanding common stock was wholly-owned by General Electric Company (GE). Financing and services offered by GECC are diversified, a significant change from the original business of GECC, which was financing distribution and sale of consumer and other GE products.

We operate in five segments: Commercial Lending and Leasing, Consumer, Real Estate, Energy Financial Services and GE Capital Aviation Services. These operations are subject to a variety of regulatory regimes in their respective jurisdictions. Our operations are located in North America, South America, Europe, Australia and Asia.

GECC’s principal executive offices are located at 901 Main Avenue, Norwalk, Connecticut 06851-1168, and its telephone number is (203) 840-6300. At December 31, 2013, our employment totaled approximately 50,000.

We are a regulated savings and loan holding company under U.S. law and became subject to Federal Reserve Board (FRB) supervision on July 21, 2011, the one-year anniversary of the Dodd-Frank Wall Street Reform and Consumer Protection Act (DFA). In addition, on July 8, 2013, the U.S. Financial Stability Oversight Council (FSOC) designated GECC as a nonbank systemically important financial institution (nonbank SIFI) under the DFA. Many of the rulemakings for supervision of nonbank SIFIs are not final and therefore the exact impact and implementation date remain uncertain. GECC continues to plan for the enhanced prudential standards that will apply to nonbank SIFIs. These DFA rulemakings will require, among other items, enhanced capital and liquidity levels, compliance with the comprehensive capital analysis and review regulations (CCAR), compliance with counterparty credit exposure limits, and the development of a resolution plan for submission to regulators.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

For purposes of computing the consolidated ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends, earnings consist of net earnings adjusted for the provision for income taxes, minority interest, interest capitalized (net of amortization) and fixed charges. Fixed charges consist of interest expensed and capitalized and one-third of rentals, which we believe is a reasonable approximation of the interest factor in rental expense.

	Nine Months Ended September 30, 2014	Fiscal Year Ended
		December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009
Ratio of earnings to fixed charges	1.78x	1.76x	1.61x	1.50x	1.13x	0.83x
Ratio of earnings to combined fixed charges and preferred stock dividends	1.74x	1.71x	1.61x	1.50x	1.13x	0.83x

USE OF PROCEEDS

Unless otherwise specified in any prospectus supplement accompanying this prospectus, we will add the net proceeds from the sale of the securities to which this prospectus and any such prospectus supplement relate to our general funds, which we use for financing our operations. We can conduct additional financings at any time.

PLAN OF DISTRIBUTION

We may sell our securities on a continuous or delayed basis directly to purchasers, through agents, dealers and underwriters or through a combination of these methods.

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

•	Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

•

If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities to the underwriters who offer at a specified price.

•

We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

•	The underwriters will use our prospectus supplement to sell our securities.

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

FINRA Regulations

GE Capital Markets Group, Inc. is an affiliate of GECC and may participate as a selling agent in the distribution of securities issued pursuant to this prospectus. Rule 5121 of the Financial

Industry Regulatory Authority, Inc. (“FINRA”) imposes certain requirements when a FINRA Member such as GE Capital Markets, Inc. distributes an affiliated company’s securities. As a result, we will conduct any offering in which GE Capital Markets, Inc. acts as a selling agent in compliance with the applicable requirements of Rule 5121. The maximum compensation we will pay to the selling agents or underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

SECURITIES OFFERED

Using this prospectus, we may offer unsecured debt securities, secured senior debt securities and preferred stock. In addition, we may issue unsecured guarantees and direct-pay letters of credit, including interests therein. We are registering these securities with the SEC using a “shelf” registration statement. This “shelf” registration statement allows us to offer any combination of these securities. Each time we offer securities, we must provide a prospectus supplement that describes the specific terms of the securities. The prospectus supplement may also provide new information or update the information in the prospectus. Such information may also be contained in a written communication from us or the agents.

As a well-known seasoned issuer under the rules of the SEC, we are permitted to and may add other securities to the registration statement and prospectus by subsequent amendment. Also we are able to add our subsidiaries and securities to be issued by them if we guarantee the securities.

DESCRIPTION OF DEBT SECURITIES

General

The description below of the general terms of the debt securities issued under this prospectus will be supplemented by the more specific terms in the applicable prospectus supplement. Specific terms of the debt securities may also be contained in a written communication from us or the agents.

Unless otherwise provided in a prospectus supplement to this prospectus:

•

the unsecured senior debt securities (the “unsecured senior debt securities”) will be issued pursuant to the Third Amended and Restated Indenture, between us and The Bank of New York Mellon, dated as of February 27, 1997, as supplemented by a Supplemental Indenture dated as of May 3, 1999, a Second Supplemental Indenture dated as of July 2, 2001, a Third Supplemental Indenture dated as of November 22, 2002, a Fourth Supplemental Indenture dated as of August 24, 2007, a Fifth Supplemental Indenture dated as of December 2, 2008 and a Sixth Supplemental Indenture dated as of April 2, 2009, or pursuant to the Third Amended and Restated Indenture, between us and The Bank of New York Mellon, dated as of February 28, 1997, as supplemented by a First Supplemental Indenture dated as of July 2, 2001 (collectively, the “unsecured senior indentures”);

•

the secured senior debt securities (the “secured senior debt securities” and, collectively with the unsecured senior debt securities, the “senior debt securities”) will be issued pursuant to an indenture to be executed upon the initial issuance of secured senior debt securities, between us and The Bank of New York Mellon as trustee (the “secured indenture” and, the secured indenture together with the unsecured senior indentures, the “senior indentures”);

•	the subordinated debt securities will be issued pursuant to a Subordinated Debt Indenture, between us and The Bank of New York Mellon, dated as of July 1, 2005, as amended and restated by an Amended and Restated Subordinated Debt Indenture, dated as of July 15, 2005 (the “subordinated indenture”); and

•

the junior subordinated debentures will be issued pursuant to an Indenture for Subordinated Debentures, between us and The Bank of New York Mellon, dated as of September 1, 2006 (the “junior subordinated indenture” and, together with the unsecured senior indentures and the subordinated indenture, the “unsecured indentures,” and, together with the senior indentures and the subordinated indenture, the “indentures”).

References to section numbers in this section, unless otherwise indicated, are references to section numbers of the applicable indenture.

None of the indentures listed above limits the amount of debt securities on other unsecured debt that we may issue.

Ranking

The unsecured senior debt securities will be (i) unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness and (ii) effectively junior to the liabilities of our subsidiaries.

The secured senior debt securities will be (i) secured, (ii) senior to all of our unsecured and unsubordinated indebtedness to the extent of any security or collateral securing such debt securities and otherwise rank equally with all of our unsecured and unsubordinated indebtedness and (iii) effectively junior to the liabilities of our subsidiaries (except to the extent of any security or collateral securing such secured debt securities that is owned by any such subsidiaries).

The subordinated debt securities and junior subordinated debentures offered by this prospectus will be (i) general unsecured obligations, (ii) rank subordinated and junior in right of payment, to the extent set forth in the subordinated indenture or the junior subordinated indenture, as applicable, to all Senior Indebtedness (as defined under the applicable indenture) and (iii) effectively junior to the liabilities of our subsidiaries.

A substantial portion of our assets are owned through our subsidiaries, many of which have significant debt or other liabilities of their own which will be structurally senior to the debt securities. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, GECC’s rights and the rights of GECC’s creditors, including holders of debt securities, to participate in the assets of any subsidiary upon any such subsidiary’s liquidation may be subject to the prior claims of the subsidiary’s other creditors (except to the extent of any security or collateral securing such secured debt securities that is owned by any such subsidiaries).

Terms

We will describe the specific terms of the series of debt securities being offered in a supplement to this prospectus. These terms will include some or all of the following:

•	the designation, the aggregate principal amount and the authorized denominations if other than the denominations set forth in the applicable indenture;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	whether the debt securities will be senior, subordinated or junior subordinated obligations;

•	if the debt securities are secured senior debt securities, a description of the collateral and the terms and conditions of the security and realization provisions;

•

if the debt securities are subordinated debt securities or junior subordinated debt securities, and subordination provisions differing from those summarized below will apply, a summary of such subordination provisions;

•

if the debt securities are secured senior debt securities, whether the secured senior debt securities will or will not have the benefit of guarantees and the GECC subsidiaries that will be the initial guarantors of such secured senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the place or places where the principal of, and premium, if any, and any interest on the debt securities will be payable;

•	any deletions or modifications of or additions to the Events of Default and related remedies described below or the covenants of GECC set forth in the applicable indenture;

•	the currency, currencies or currency units in which we will make payments on the debt securities;

•	the rate or rates at which the debt securities will bear interest, if any, or the method of determination of such rate or rates, and the basis for calculating interest;

•	the date or dates from which such interest, if any, shall accrue, the dates on which such interest, if any, will be payable and the method of determining holders to whom interest shall be payable;

•	the prices, if any, at which, and the dates at or after which, we may or must repay, repurchase or redeem the debt securities;

•	the portion of the principal amount of the debt securities which shall be payable on declaration of acceleration of the maturity thereof, if other than as set forth in the indenture;

•	whether and under what circumstances GECC will pay additional amounts on the debt securities held by non-U.S. persons with respect to any taxes withheld;

•	if the debt securities are to be issuable in certificated form, the form and terms of such certificates;

•	the exchanges, if any, on which the debt securities may be listed;

•	the trustee under the indentures pursuant to which the debt securities are to be issued; and

•	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

In addition to the description of the debt securities in the prospectus supplement, you should refer to the detailed provisions of the indenture applicable to the debt securities, copies of which are filed as exhibits to the registration statement.

Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The related prospectus supplement will contain information on Federal income tax consequences and other special considerations applicable to discounted debt securities.

Payment and Transfer

Unless we otherwise state in a prospectus supplement, we will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the trustee or another agent of GECC. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to such holder at the address specified in the register and will otherwise treat such registered holder as the owner of the applicable debt securities for all purposes.

Unless we describe other procedures in a prospectus supplement, a registered holder will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. The registered holder may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series in different denominations having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations. Neither GECC nor the trustee will impose any service charge for any such transfer or exchange of a debt security, however, a registered holder may be required to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Global Notes, Delivery and Form

We may issue some or all of the debt securities in the form of one or more Global Notes representing an entire issuance in book-entry form. Under the applicable book entry system, each Global Note will be registered to a depositary (a “Depositary”) or with a nominee for a Depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a Global Note may not be transferred, except as a whole by the Depositary for such Global Note to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. For purposes of this Prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities.

The specific terms of the depositary arrangement with respect to any debt securities to be represented by a Global Note will be described in the prospectus supplement.

Limitation on Mergers and Sales of Assets

The indentures generally permit a consolidation or merger between us and another entity. They also permits the sale or transfer by us of all or substantially all of our assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States of America or a State thereof and expressly assumes all of our obligations under the applicable indenture including the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the debt securities outstanding under such indenture; and

•	immediately after the transaction, we or any successor company are not in default in the performance of any covenant or condition under the applicable indenture.

Upon any consolidation, merger, or transfer of this kind, the resulting or acquiring entity will be substituted for us in the applicable indenture with the same effect as if it had been an original party to such indenture. As a result, the successor entity may exercise our rights and powers under such indenture, and we will be released from further liabilities and obligations under such indenture and the related debt securities.

Restrictive Covenants

We will describe any restrictive covenants for any series of debt securities in the prospectus supplement. The indentures do not contain any provisions that:

•	limit our ability to incur indebtedness, or

•	provide protection in the event GE, as sole indirect stockholder of GECC, causes GECC to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

However, GECC does not currently intend to have more than $2.5 billion in aggregate principal amount of secured senior debt securities outstanding under the secured indentures.

Events of Default

Unsecured Senior Debt Securities

Each unsecured senior indenture defines an “Event of Default” with respect to any series of unsecured senior debt securities as any of the following, unless otherwise specified in the supplemental indenture or resolutions specifying the terms of the applicable series:

•	default in any payment of principal or premium, if any, on any unsecured senior debt security of such series;

•	default for 30 days in payment of interest on any unsecured senior debt security of such series;

•	default in the making or satisfaction of any sinking fund payment or analogous obligation on the unsecured senior debt securities of such series;

•

default for 60 days after written notice to GECC from the trustee or from the holders of 25% in principal amount of all outstanding unsecured senior debt securities of the applicable series, in performance of any other covenant or agreement in respect of the unsecured senior debt securities of such series contained in such indenture, except defaults specifically dealt with elsewhere in Section 6.01;

•

default, as defined, with respect to any other series of unsecured senior debt securities outstanding under the relevant indenture or with respect to any other indenture or instrument evidencing or under which GECC has outstanding any indebtedness for borrowed money, as a result of which such other series or such other indebtedness of GECC shall have been accelerated and such acceleration shall not have been rescinded or annulled within 10 days after written notice thereof (provided however, that the resulting Event of Default with respect to such series of unsecured senior debt securities, or under such other indenture or instrument, as the case may be, shall be remedied, cured or waived by the remedying, curing or waiving of such other default under such other series or such other indebtedness);

•	certain events involving bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the instrument establishing such series or tranche of unsecured senior debt securities. (Section 6.01).

Each unsecured senior indenture requires us to deliver to the trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05). An Event of Default under one series of unsecured senior debt securities does not necessarily constitute an Event of Default under any other series of unsecured senior debt securities. Each unsecured senior indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the trustee considers it in the interest of such noteholders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the unsecured senior debt securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series. (Section 6.08).

Each unsecured senior indenture provides that if any Event of Default occurs and is continuing with respect to any series of unsecured senior debt securities issued under such unsecured senior indenture, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding unsecured senior debt securities of such series may declare the principal, or in the case of discounted debt securities, a portion of the principal amount, of all such unsecured senior debt securities to be due and payable immediately. Under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such unsecured senior debt securities then outstanding. The holders of a majority in aggregate principal amount of such unsecured senior debt securities then outstanding may also waive on behalf of all holders past defaults with respect to a particular series of unsecured senior debt securities except, unless previously cured, a default in payment of principal, premium, if any, or interest, if any, on any of the unsecured senior debt securities of such series, or the payment of any sinking fund installment or analogous obligation on the unsecured senior debt securities of such series. (Sections 6.01 and 6.07).

In each unsecured senior indenture, we agree that in case of an Event of Default pursuant to the first, second or third bullet points above, then, upon demand of the trustee, we will pay to the trustee, for the benefit of the holder of any unsecured senior debt security in respect of which the Event of Default has occurred (or holders of any series of unsecured senior debt securities in the case of the third bullet point above) the whole amount that then shall have become due and payable on any such unsecured senior debt security (or unsecured senior debt securities of any such series in the case of the third bullet point above) for principal, premium, if any, and interest, if any, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the Overdue Rate (as defined in the applicable unsecured senior indenture) applicable to any such unsecured senior debt security (or unsecured senior debt securities of any such series in the case of the third bullet point above). In addition, we will pay to the trustee any further amount as shall be sufficient to cover costs and expenses of collection and any further amounts payable to the trustee. (Section 6.02). The trustee or a holder may bring suit for the collection of amounts set forth in this paragraph.

Other than the duties of a trustee during a default, the trustee is not obligated to exercise any of its rights or powers under the unsecured senior indentures at the request, order or direction of any holders of unsecured senior debt securities of any series issued thereunder unless such holders shall have offered to the trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, each unsecured senior indenture provides that the holders of a majority in aggregate principal amount of the unsecured senior debt securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the unsecured senior debt securities of such series. However, the trustee may decline to act if it, being advised by counsel, determines that the actions or proceedings so directed may be illegal or involve it in any personal liability. (Section 6.07).

Secured Senior Debt Securities

The secured indenture defines an “Event of Default” with respect to any series of secured senior debt securities issued thereunder as any of the following, unless otherwise specified in the supplemental indenture or resolutions specifying the terms of the applicable series:

•	default in any payment of principal or premium, if any, on secured senior debt securities of any series;

•	default for 30 days in payment of interest on any secured senior debt security of such series;

•

default, for 60 days after written notice to GECC from the trustee or from the holders of 25% in principal amount of all outstanding secured senior debt securities of the applicable series, in performance of any other covenant or agreement in respect of the secured senior debt securities contained in the secured indenture, other than such covenants or agreements as are specifically excluded for a particular series of secured senior debt securities;

•

default, as defined, with respect to any indenture or instrument evidencing or under which GECC has outstanding any indebtedness for borrowed money, as a result of which such other indebtedness of GECC shall have been accelerated and such acceleration shall not have been rescinded or annulled within 10 days after written notice thereof (provided however, that the resulting Event of Default with respect to such indebtedness for borrowed money may be remedied, cured or waived by the remedying, curing or waiving of such other default under such other indebtedness for borrowed money) (a “cross acceleration”) and, in each case, where the principal amount of any such indebtedness for borrowed money, together with the principal amount of any other such indebtedness for borrowed money under which there has been a cross acceleration, aggregates to more than the greater of $100.0 million and 10% of all such indebtedness for borrowed money of GECC and its consolidated subsidiaries then outstanding; or

•	certain events involving bankruptcy, insolvency or reorganization;

Other than the duties of the trustee during a default, the trustee is not obligated to exercise any of its rights or powers under the secured indenture at the request, order or direction of any holders of secured senior debt securities issued thereunder unless such holders shall have offered to the trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, the secured indenture provides that the holders of a majority in aggregate principal amount of the secured senior debt securities issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the secured senior debt securities. However, the trustee may decline to act if it, being advised by counsel, determines that the actions or proceedings so directed may be illegal or involve it in any personal liability. (Section 6.07).

Subordinated Debt Securities

The subordinated indenture defines an “Event of Default” with respect to any series of subordinated debt securities as any of the following:

•	default in any payment of principal or premium, if any, on any subordinated debt securities of such series;

•	default for 30 days in payment of any interest, if any, on any subordinated debt securities of such series;

•	default in the making or satisfaction of any sinking fund payment or analogous obligation on the subordinated debt securities of such series;

•	certain events involving bankruptcy, insolvency or reorganization; or

•	any other event of default provided in the applicable board resolutions or the instrument establishing such series of subordinated debt securities. (Section 6.01).

The subordinated indenture requires us to deliver to the trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05). An Event of Default under one series of subordinated debt securities does not necessarily constitute an Event of Default under any other series of subordinated debt securities. The subordinated indenture provides that the trustee may withhold notice to the holders of any series of subordinated debt securities issued thereunder of any default if the trustee considers it in the interest of such noteholders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the subordinated debt securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series. (Section 6.08)

The subordinated indenture provides that if an Event of Default arising from certain events involving bankruptcy, insolvency or reorganization occurs and is continuing with respect to a series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of such series may declare the principal, or in the case of discounted subordinated debt securities, a portion of the principal amount, of all such subordinated debt securities to be due and payable immediately. Under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such subordinated debt securities then outstanding. The holders of a majority in aggregate principal amount of such subordinated debt securities then outstanding may also waive on behalf of all holders past defaults with respect to a particular series of subordinated debt securities except, unless previously cured, a default in payment of principal, premium, if any, or interest, if any, on any of the subordinated debt securities of such series, or the payment of any sinking fund installment or analogous obligation on the subordinated debt securities of such series. (Sections 6.01 and 6.07)

In the subordinated indenture, we agree that in case of an Event of Default pursuant to the first, second or third bullet points above, then, upon demand of the trustee, we will pay to the trustee, for the benefit of the holder of any subordinated debt security in respect of which the Event of Default has occurred (or holders of any series of subordinated debt securities in the case of the third bullet point above) the whole amount that then shall have become due and payable on any such subordinated debt security (or subordinated debt securities of any such series in the case of the third bullet point above) for principal, premium, if any, and interest, if any, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the Overdue

Rate (as defined in the subordinated indenture) applicable to any such subordinated debt security (or subordinated debt securities of any such series in the case of the third bullet point above). In addition, we will pay to the trustee any further amount as shall be sufficient to cover costs and expenses of collection and any further amounts payable to the trustee. (Section 6.02). The trustee or a holder may bring suit for the collection of amounts set forth in this paragraph. The foregoing rights in respect of payment defaults do not, however, permit the acceleration of amounts scheduled to become due and payable, which remedy is limited as noted above to certain events involving bankruptcy, insolvency or reorganization.

Other than the duties of a trustee during a default, the trustee is not obligated to exercise any of its rights or powers under the subordinated indenture at the request, order or direction of any holders of subordinated debt securities of any series issued thereunder unless such holders shall have offered to the trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, the subordinated indenture provides that the holders of a majority in aggregate principal amount of the subordinated debt securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the subordinated debt securities of such series. However, the trustee may decline to act if it, being advised by counsel, determines that the actions or proceedings so directed may be illegal or involve it in any personal liability. (Section 6.07)

Junior Subordinated Debentures

The junior subordinated indenture defines an “Event of Default with respect to any series of junior subordinated debentures:

•	default in the payment of principal upon any junior subordinated debenture of such series;

•

default for 30 days in the payment of any interest, including any additional interest, upon any junior subordinated debenture of such series, subject to deferral during any extension period and other than any interest that is due and payable solely by reason of a redemption of the junior subordinated debentures of such series;

•	certain events involving the bankruptcy, insolvency, or reorganization of GECC; or

•	any other event of default provided in the applicable board resolutions or the instrument establishing such series of junior subordinated securities. (Section 6.01)

The junior subordinated indenture requires us to deliver to the trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05). An Event of Default under one series of subordinated debt securities does not necessarily constitute an Event of Default under any other series of subordinated debt securities. The subordinated indenture provides that the trustee may withhold notice to the holders of any series of junior subordinated debentures issued thereunder of any default if the trustee considers it in the interest of such noteholders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the junior subordinated debentures of such series or in the making of any installment or analogous obligation with respect to such series. (Section 6.08)

The junior subordinated indenture provides that if an Event of Default occurs and is continuing with respect to any series of the junior subordinated debentures, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding junior subordinated debentures of such series may declare the principal of, and all accrued but unpaid interest, including additional interest, on the junior subordinated debentures to be due and payable immediately. Under certain circumstances, such declaration may be annulled by the holders of a majority in principal amount of such junior subordinated debentures then outstanding. The holders of a majority in aggregate principal amount of such junior subordinated debentures then outstanding may also waive on behalf of all holders past defaults with respect such junior subordinated debentures except, a default in payment of principal, premium, if any, or interest, including additional interest, if any, on such junior subordinated debentures, or the payment of any installment or analogous obligation on the junior subordinated debentures. (Sections 6.01 and 6.07)

Other than the duties of a trustee during a default, the trustee is not obligated to exercise any of its rights or powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debentures of any series issued thereunder unless such holders shall have offered to the trustee reasonable indemnity. (Sections 7.01 and 7.02). Subject to such indemnification provision, the junior subordinated indenture provides that the holders of a majority in aggregate principal amount of the junior subordinated debentures of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee thereunder, or exercising any trust or power conferred on such trustee with respect to the junior subordinated debentures of such series. However, the trustee may decline to act if it, being advised by counsel, determines that the actions or proceedings so directed may be illegal or involve it in any personal liability. (Section 6.07)

Modification of the Indentures

Unsecured Indentures

In general, our rights and obligations and the rights of the holders under the above-referenced unsecured indentures may be modified if the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, each unsecured indenture provides that, unless each affected holder agrees, we cannot:

(a)	make any adverse change to any payment term of a debt security such as:

•	extending the maturity date;

•	extending the date on which we have to pay interest or make a sinking fund payment;

•	reducing the interest rate or the amount of a sinking fund payment;

•	reducing the amount of principal we have to repay;

•	changing the currency in which we have to make any payment of principal, premium or interest;

•	modifying any redemption or repurchase right to the detriment of the holder; and

•	impairing any right of a holder to bring suit for payment;

(b)	reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the unsecured indentures or to waive any covenant or default; and

(c)

make any change to the sections of the unsecured indentures relating to waivers of past default or amendment to the unsecured indentures with the consent of the holders, except to increase the percentage of the aggregate principal amount of debt securities needed to waive past defaults or modify the unsecured indentures or to add additional non- modifiable and non-waivable provisions.

However, if we and the trustee agree, we can amend the unsecured indentures without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

Secured Indenture

Our rights and obligations and the rights of the holders under the secured indenture may be modified if the holders of not less than a majority in aggregate principal amount of the secured senior debt securities of each series affected by the modification (voting as a separate class) consent to it, unless otherwise specified in the terms establishing such series. However, the secured indenture provides that, unless each affected holder agrees, we cannot:

(a)	make any adverse change to any payment term of the secured senior debt securities such as:

•	extending the maturity date;

•	extending the date on which we have to pay interest;

•	reducing the interest rate;

•	reducing the amount of principal we have to repay;

•	changing the currency in which we have to make any payment of principal, premium or interest;

•	modifying any redemption or repurchase right to the detriment of the holder; and

•	impairing any right of a holder to bring suit for payment;

(b)	reduce the percentage of the aggregate principal amount of outstanding secured senior debt securities needed to make any amendment to the secured indenture or to waive any covenant or default; and

(c)

make any change to the sections of the secured indenture relating to waivers of past default or amendment to the secured indenture with the consent of the holders, except to increase the percentage of the aggregate principal amount of secured senior debt securities needed to waive past defaults or modify the secured indenture or to add additional non- modifiable and non-waivable provisions.

However, if we and the trustee agree, we can amend the secured indenture without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder of secured senior debt securities.

Subordination of the Subordinated Debt Securities

The subordination provisions applicable to a particular series or tranche of subordinated debt securities may differ from the following and, if so, such difference will be set forth in the applicable prospectus supplement.

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all our senior indebtedness. (Section 14.01 of the subordinated indenture).

The subordinated indenture defines “senior indebtedness” to mean:

•	the principal of, premium, if any, and interest on all indebtedness for money borrowed other than the subordinated debt securities;

•

obligations arising from any guaranty, letter of credit or similar credit enhancement (including, without limitation, obligations arising from off balance sheet guarantees and direct credit substitutes);

•	obligations associated with derivative products such as interest rate and foreign exchange rate swaps, forward sales of interests in commodities, and similar arrangements; and

•	obligations for purchased money;

in each case, regardless of whether such indebtedness or obligations are outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, and any deferrals, renewals or extensions thereof.

However, the term “senior indebtedness” will not include:

•

any accounts payable or other liability to trade creditors (other than those obligations referenced in the second and third bullet points under the definition of “senior indebtedness” above) arising in the ordinary course of business, including instruments evidencing those liabilities;

•	any indebtedness, guarantee or obligation of ours which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of ours; or

•	any obligations with respect to any capital stock.

We use the term “indebtedness for money borrowed” to include, without limitation, any obligation of ours for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes, or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture.

Under the subordinated indenture, no payment may be made by us on the subordinated debt securities and no purchase, redemption or retirement by us of any subordinated debt securities may be made in the event:

•	any senior indebtedness is not paid when due and payable, or

•	the maturity of any senior indebtedness is accelerated as a result of a default;

unless, in either case, the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full. (Section 14.03 of the subordinated indenture).

In addition, the right to accelerate the subordinated debt securities upon an Event of Default is limited. Subordinated debt securities of a series can be accelerated, unless the principal of such series of subordinated debt securities shall have already become due and payable, in the event of an Event of Default arising from certain events involving bankruptcy, insolvency or reorganization, and the right to receive payment through an acceleration will not be available for any other Events of Default including, without limitation, failure to pay principal, interest or premium on the subordinated debt securities. (Section 6.01 of the subordinated indenture).

In the event we pay or distribute our assets to creditors upon a total or partial liquidation, total or partial dissolution or bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment and until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness (except that the holders of subordinated debt securities may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the subordinated debt securities and do not provide for the payment of principal prior to the maturity of all senior indebtedness). (Section 14.02 of the subordinated indenture).

If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness and pay it over to them as their interests may appear. (Section 14.04 of the subordinated indenture).

After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, the rights of the holders of the subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to senior indebtedness. (Section 14.05 of the subordinated indenture).

As a result of the subordination provisions contained in the subordinated indenture, in the event of default or insolvency, our creditors who are holders of senior indebtedness are likely to recover more, ratably, than the holders of subordinated debt securities. It is important to keep this in mind if you decide to hold our subordinated debt securities.

GECC has substantial unsubordinated borrowings, the majority of which would fall within the definition of senior indebtedness. These borrowings are discussed in “Note 6—Borrowings and Bank Deposits” to GECC’s consolidated financial statements contained in GECC’s Quarterly Report on Form 10- Q for the quarter ended September 30, 2014. In addition, GECC’s derivative instruments are discussed in “Note 11—Financial Instruments” and GECC’s guarantees are discussed in “Note 11—Financial Instruments” and “Note 12—Variable Interest Entities” to such consolidated financial statements. These notes are incorporated herein by reference. GECC may from time to time incur significant additional amounts of senior indebtedness in the form of obligations for purchased money.

Subordination of Junior Subordinated Debentures

The subordination provisions applicable to a particular series of junior subordinated debentures may differ from the following and, if so, such difference will be set forth in the applicable prospectus supplement.

The junior subordinated debentures will be unsecured. The junior subordinated debentures will be subordinate in right of payment to all our senior indebtedness.

The junior subordinated indenture defines “senior indebtedness” to mean:

•

the principal of, premium, if any, and interest on, all our indebtedness for money borrowed, excluding the junior subordinated debentures but including, without limitation, the subordinated notes (defined below);

•

obligations of ours arising from any guaranty, letter of credit or similar credit enhancement (including, without limitation, obligations arising from off-balance sheet guarantees and direct credit substitutes), except where such guaranty, letter of credit or enhancement provides for payment on the junior subordinated debentures or obligations of a trust or similar entity that are payable primarily from payments made on the junior subordinated debentures;

•	obligations of ours associated with derivative products such as interest rate and foreign exchange rate swaps, forward sales of interests in commodities, and similar arrangements; and

•	obligations of ours for purchased money,

in each case, whether outstanding on the date of execution of the junior subordinated indenture or thereafter created, assumed or incurred, and any deferrals, renewals or extensions thereof.

However, the term “senior indebtedness” will not include:

•

any accounts payable or other liability to trade creditors (other than those obligations referenced in the second and third bullet points under the definition of “senior indebtedness” above) arising in the ordinary course of business (including instruments evidencing such liabilities);

•	any indebtedness, guarantee or obligation of ours which is on parity in right of payment with or expressly subordinate or junior in right of payment to the junior subordinated debentures, or

•	any obligations with respect to any capital stock (including, without limitation, common and preferred stock).

We use the term “indebtedness for money borrowed” to include, without limitation, any obligation of ours for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

We use the term “subordinated notes” to include all securities issued under (a) the Seventh Amended and Restated Fiscal and Paying Agency Agreement dated as of July 1, 2005 among GECC, GE Capital Canada Funding Company, GE Capital Australia Funding Pty. Ltd., GE Capital European Funding, GE Capital UK Funding, The Bank of New York Mellon (as successor to JP Morgan Chase Bank, N.A.) and as supplemented by the Supplemental Fiscal and Paying Agency Agreement dated September 15, 2005, or (b) the Amended and Restated Subordinated Debt Indenture, dated as of July 15, 2005, between GECC and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee thereunder, in each case as amended from time to time (provided that the terms of the subordination of payments on amounts due and payable from available funds in such documentation is not altered in any material respect), and other subordinated securities on parity in right of payment with such subordinated notes.

There is no limitation on our ability to issue additional senior indebtedness or subordinated indebtedness that is senior to the junior subordinated debentures. The senior debt securities and the subordinated debt securities constitute senior indebtedness under the junior subordinated indenture.

Under the junior subordinated indenture, no payment may be made by us on the junior subordinated debentures and no purchase, redemption or retirement by us of any junior subordinated debentures may be made in the event:

•	any senior indebtedness has not been paid when due; or

•	the maturity of any senior indebtedness is accelerated as a result of a default;

unless, in either case, the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full. (Section 14.03 of the junior subordinated indenture).

In the event we pay or distribute our assets to creditors upon a total or partial liquidation, total or partial dissolution or bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures are entitled to receive any payment and until the senior indebtedness is paid in full, any payment or distribution to which holders of junior subordinated debentures would be entitled but for the subordination provisions of the junior subordinated indenture will be made to holders of the senior indebtedness (except that the holders of junior subordinated debentures may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the junior subordinated debentures and do not provide for the payment of principal prior to the maturity of all senior indebtedness). (Section 14.02 of the junior subordinated indenture). Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, and holders of the junior subordinated debentures having a claim thereunder may receive less, than our other creditors. This type of subordination will not prevent an Event of Default from occurring under the junior subordinated indenture.

If a distribution is made to holders of junior subordinated debentures that, due to the subordination provisions, should not have been made to them, those holders of junior subordinated debentures are required to hold it in trust for the holders of senior indebtedness and pay it over to them as their interests may appear. (Section 14.04 of the junior subordinated indenture).

After all senior indebtedness is paid in full and until the junior subordinated debentures are paid in full, the rights of the holders of the junior subordinated debentures will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to senior indebtedness. (Section 14.05 of the junior subordinated indenture)

As a result of the subordination provisions contained in the junior subordinated indenture, in the event of default or insolvency, our creditors who are holders of senior indebtedness are likely to recover more, ratably, than the holders of junior subordinated debentures. It is important to keep this in mind if you decide to hold our junior subordinated debentures.

GECC has substantial senior and subordinated borrowings, the majority of which would fall within the definition of senior indebtedness. These borrowings are discussed in “Note 6—Borrowings and Bank Deposits” to GECC’s consolidated financial statements contained in GECC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. In addition, GECC’s derivative instruments are discussed in “Note 11—Financial Instruments” and GECC’s guarantees are discussed in “Note 11—Financial Instruments” and “Note 12—Variable Interest Entities” to such consolidated financial statements. These notes are incorporated herein by reference. GECC may from time to time incur significant additional amounts of senior indebtedness in the form of obligations for purchased money.

Option to Defer Interest Payments on the Junior Subordinated Debentures

If so specified in the terms of a particular series of junior subordinated debentures, we would have the right, at any time and from time to time, to defer all payment of interest on outstanding junior subordinated debentures for such period as may be specified in accordance with the terms of such junior subordinated debentures (any such period, an “extension period”).

Restrictions on Certain Payments under the Junior Subordinated Indenture

If we have, or are deemed to have, exercised our option to defer payments of interest on the junior subordinated debentures, as described above under the heading “—Option to Defer Interest Payments on the Junior Subordinated Debentures,” or junior subordinated debentures remain outstanding and there has occurred and is continuing an Event of Default under the junior subordinated indenture, then we will not, and will not permit any subsidiary of ours to:

•	declare or pay dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•	make any payment on or repurchase or redeem any other subordinated indebtedness of ours that ranks pari passu with or junior in interest to the junior subordinated debentures; or

•

make any guaranty payments with respect to any subordinated guarantee of ours of the indebtedness of any subsidiary of ours if such guaranty ranks pari passu with or junior in interest to the junior subordinated debentures.

However, during any period, including any extension period, we shall be permitted to:

•	declare or pay dividends or distributions in our common stock;

•	declare a dividend in connection with the implementation of a stockholders’ rights plan or issue stock under any such plan in the future or redeem or purchase any such rights pursuant thereto; and

•	purchase our common stock related to the issuance of our common stock or rights under any of our benefit plans for our directors, officers or employees.

In addition, where junior subordinated debentures of different series issued under the junior subordinated indenture are subject to extension periods terminating at different times or in other circumstances where the payment of deferred interest cannot be made simultaneously on all junior subordinated debentures subject to an extension period, we will be permitted to make payments of interest due on particular junior subordinated debentures at the end of the extension period with respect thereto, but only if the amounts (not yet due and payable) that will be required to be paid at the close of an extension period with respect to any other series of junior subordinated debentures have been deposited with the trustee and held for application when such amounts become due and payable.

In connection with the issuance of the junior subordinated debentures, GE has covenanted that, if we declare, pay or makes any dividend, distribution or other payment to GE or any of its subsidiaries during an extension period or when an Event of Default has occurred and is continuing, in either case in violation of the restrictions described above, for so long as such restrictions are in effect and are applicable to outstanding junior subordinated debentures issued under the junior subordinated indenture, GE shall promptly return, or cause the return, to us of all such dividends, distributions, and other payments. (Section 4.06 of the junior subordinated indenture).

Governing Law

The indentures and the debt securities are governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

We, GE and other affiliates of GE maintain various commercial and investment banking relationships with The Bank of New York Mellon and its affiliates in their ordinary course of business.

The Bank of New York Mellon acts as trustee under (i) the Third Amended and Restated Indenture with us dated as of February 27, 1997, as supplemented by a Supplemental Indenture with us dated as of May 3, 1999, a Second Supplemental Indenture with us dated as of July 2, 2001, a Third Supplemental Indenture with us dated November 22, 2002, a Fourth Supplemental Indenture dated as of August 24, 2007, a Fifth Supplemental Indenture dated as of December 2, 2008 and a Sixth Supplemental Indenture dated as of April 2, 2009 (ii) a Third Amended and Restated Indenture with us dated as of February 28, 1997, as supplemented by a First Supplemental Indenture with us dated as of July 2, 2001, (iii) a Subordinated Debt Indenture with us dated as of July 1, 2005, as amended and restated by an Amended and Restated Subordinated Debt Indenture with us dated as of July 15, 2005, (iv) an Indenture with us dated as of June 3, 1994, as amended and supplemented, (v) an Indenture with us dated as of September 1, 2006, as supplemented, (vi) an indenture, dated as of December 12, 2012, among us, The Bank of New York Mellon, as trustee, and Wells Fargo Bank Northwest, N.A. as security trustee, and (vii) an indenture to be executed among us and The Bank of New York Mellon, as trustee. Upon the issuance of any secured senior debt securities, we expect that The Bank of New York Mellon will act as trustee under the secured indenture. The Bank of New York Mellon also acts as trustee under certain other indentures with us, certain indentures with GE and certain indentures with our subsidiaries. A number of our series of senior and subordinated unsecured and secured notes are presently outstanding under each of the indentures referred to in clauses (i), (ii), (iii), (v) and (vi) above. Debt securities may be issued under any of the indentures referred to in clauses (i), (ii), (iii), (v) and (vii) above.

DESCRIPTION OF THE PREFERRED STOCK

General

Our Board of Directors has authorized the issuance of preferred stock. The terms of the preferred stock will be stated and expressed in a resolution or resolutions to be adopted by our Board of Directors (or any duly authorized committee of the Board of Directors) consistent with our restated certificate of incorporation. The preferred stock, when issued and sold, will be fully paid and non-assessable and will have no pre-emptive rights.

As of the date of this prospectus, our capital stock as authorized by our sole common stockholder consists of:

•	4,166,000 shares of Common Stock, par value $14.00 per share, and

•	750,000 shares of Preferred Stock, par value $.01 per share.

As of the date of this Prospectus, we have 1,000 shares of Common Stock outstanding and 50,000 shares of Preferred Stock outstanding.

We will describe the particular terms of any series of preferred stock (including preferred stock issued in the form of depositary shares representing interests therein) being offered by use of this prospectus in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the number of shares of the series;

•	the amount of liquidation preference, if any;

•	the dividend rights;

•	the dividend rate or rates (or method of determining the dividend rate);

•	the dates on which dividends shall be payable, the date from which dividends shall accrue and the record dates for determining the holders entitled to such dividends;

•	any redemption or sinking fund provisions;

•	any voting or liquidation rights;

•	any conversion or exchange provisions, the conversion or exchange price and any adjustments thereof; and

•	the date or dates on which such shares shall be convertible or exchangeable.

If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those terms in the prospectus supplement relating to that series of preferred stock. In addition to this summary, you should refer to our restated certificate of incorporation for the complete terms of preferred stock being offered.

We will specify the transfer agent, registrar, dividend disbursing agent and redemption agent for each series of preferred stock in the prospectus supplement relating to that series.

Dividend Rights

If you purchase preferred stock being offered by this prospectus, you will be entitled to receive, when, and as declared by our board of directors, cash or other dividends at the rates, or as determined by the method described in, and on the dates set forth in, the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on any series of the preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If the board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not we declare dividends for any future dividend period. Dividends on the shares of preferred stock will accrue from the date on which we initially issue such series of preferred stock or as otherwise set forth in the prospectus supplement relating to such series. The prospectus supplement relating to a series of preferred stock will describe any adjustments to be made, if any, to the dividend rate in the event of certain amendments to the Internal Revenue Code of 1986, as amended, with respect to the dividends-received deduction.

The dividend payment dates and the dividend periods with respect to our preferred stock will be described in the prospectus supplement relating to such series of our preferred stock.

We may not declare any dividends on any shares of common stock, or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of common stock or make any distribution in respect thereof, whether in cash or property or in obligations or our stock, other than common stock unless:

•	full cumulative dividends shall have been paid or declared and set apart for payment on all outstanding shares of preferred stock and other classes and series of our preferred stock; and

•	we are not in default or in arrears with respect to any sinking or other analogous fund or other agreement for the purchase, redemption or other retirement of any shares of our preferred stock.

In the event we have outstanding shares of more than one series of our preferred stock ranking equally as to dividends and dividends on one or more of such series of preferred stock are in arrears, we are required to make dividend payments ratably on all outstanding shares of such preferred stock in proportion to the respective amounts of dividends in arrears on all such preferred stock to the date of such dividend payment. You will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on shares of the preferred stock you own. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

Liquidation Rights

In the event of our liquidation, either voluntary or involuntary, dissolution or winding-up, we will be required to pay the liquidation preference specified in the prospectus supplement relating to those shares of preferred stock, plus accrued and unpaid dividends, before we make any payments to holders of our common stock or any other class of our stock ranking junior to that preferred stock. If we do not have sufficient assets to pay the liquidation preference, plus accrued and unpaid dividends, on all classes of preferred stock that rank equally upon liquidation, we will pay holders of the preferred stock proportionately based on the full amount to which they are entitled. Other than their claims to the liquidation preference and accrued and unpaid dividends, holders of preferred stock will have no claim to any of our other remaining assets. Neither the sale of all or substantially all our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs, if that transaction does not impair the voting power, preferences or special rights of the holders of shares of preferred stock.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters which arise at any meeting of shareholders. Holders of preferred stock being offered by this prospectus will not be entitled to vote, except as set forth below, in a prospectus supplement or as otherwise required by law.

With respect to our Preferred Stock, in the event that six quarterly dividends (whether or not consecutive) payable on any series of our preferred stock shall be in arrears, the holders of each series of our Preferred Stock, voting separately as a class with all other holders of Preferred Stock with equal voting rights, shall be entitled at our next annual meeting of stockholders (and at each subsequent annual meeting of stockholders), to vote for the election of two of our directors, with the remaining directors to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. Until the arrears in payments of all dividends which permitted the election of such directors shall cease to exist, any director who has been so elected may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the preferred stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. The holders of shares of our Preferred Stock shall no longer be entitled to vote for directors once the past due dividends have all been paid unless dividends later become in arrears again. Once the past due dividends have all been paid, then the directors elected by the preferred stockholders will no longer be directors.

We may not take certain actions without the consent of at least 66 2/3% of the shares of our Preferred Stock, voting together as a single class without regard to series. We need such 66 2/3% consent to:

•

create any class or series of stock with preference as to dividends or distributions of assets over any outstanding series of our Preferred Stock (other than a series which has no right to object to such creation); or

•

alter or change the provisions of our restated certificate of incorporation so as to adversely affect the voting power, preferences or special rights of the holders of shares of our Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of our Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of all holders of two-thirds of our Preferred Stock at the time outstanding.

The prospectus supplement relating to a series of preferred stock will further describe the voting rights, if any, including the number of or proportional votes per share.

Redemption

The applicable prospectus supplement will indicate whether the series of preferred stock being offered is subject to redemption, in whole or in part, whether at our option or mandatorily or otherwise and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock being offered, including the redemption dates and the redemption prices for that series will be set forth in the prospectus supplement.

If we fail to pay dividends on any series of preferred stock we may not redeem that series in part and we may not purchase or otherwise acquire any shares of such series other than by a purchase or exchange offer made on the same terms to holders of all outstanding shares of such series.

Conversion Rights

No series of preferred stock will be convertible into our common stock.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. As a result of our business, we and our current and future affiliates may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available, including, without limitation, the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities. We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a security will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

VALIDITY OF THE SECURITIES

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Fred A. Robustelli, Associate General Counsel—Treasury and Assistant Secretary, will provide an opinion regarding the validity of the securities for us and Davis Polk & Wardwell LLP, New York, New York will pass on the validity of the securities for the underwriters. Mr. Robustelli beneficially owns or has rights to acquire an aggregate of less than 0.01% of GE’s common stock.

EXPERTS

The consolidated financial statements and schedule of GECC as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 incorporated herein by reference from the Annual Report on Form 10-K filed by GECC on February 27, 2014 have been so incorporated by reference herein in reliance upon the report, also incorporated by reference herein, of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement setting forth the estimated expenses of GECC in connection with the offering described in this registration statement.

SEC registration fee	$	*
Printing expenses		+
Legal fees and expenses		+
Audit fees and expenses		+
Trustee fees and expenses		+
Miscellaneous expenses		+

Total	$	+

*	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

+	Estimated expenses are not presently known.

The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrant anticipates it will incur in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides that in certain circumstances a corporation may indemnify any person against the expenses, (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding by reason of being or having been a director, officer, employee or agent of the corporation or serving or having served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person shall have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, except that if such action, suit or proceeding shall be by and in the right of the corporation no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. A corporation shall be required to indemnify against expenses (including attorney’s fees), actually and reasonably incurred, any director or officer who successfully defends any such actions. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

The By-Laws of GECC provide that each person who at any time is or shall have been a director or officer of GECC or is a legal representative of such director or officer, or while an officer or director, is or shall have been serving at the request of GECC as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, who was, is or is threatened to be made a party or is otherwise involved in any action, suit or proceeding shall be held harmless to the fullest extent permitted by applicable law and shall be indemnified by GECC for expenses (including attorney’s fees) such person reasonably incurred in such proceedings as permitted by applicable law. The By-Laws of

GECC also permit the indemnification of any other person not an officer or director of GECC that may be indemnified under applicable law.

GECC is or will be a party to one or more underwriting or placement agreements with respect to securities issued under this prospectus which include provisions regarding the indemnification of GECC and its officers and directors by one or more underwriters or dealers against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The directors of GECC are insured under officers and directors liability insurance policies purchased by GE. The directors, officers and employees of GECC are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

Item 16. Exhibits.

Exhibit Number	Incorporated by Reference to Filings Indicated	Description
1(a)	To be filed as an exhibit to a Current Report on 8-K and incorporated by reference or by Post-Effective Amendment.	Form of Underwriting Agreement for Unsecured Debt Securities.
(b)	Filed herewith.	Amended and Restated U.S. Distribution Agreement dated as of November 21, 2014 among GECC and the Dealers party thereto.
(c)	Filed herewith.	Amended and Restated Selling Agent Agreement for GE Capital InterNotes dated as of November 21, 2014 by and among GECC and the Agents party thereto.
(d)	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by Post-Effective Amendment.	Form of Underwriting Agreement for Secured Senior Debt Securities.
(e)	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by Post-Effective Amendment.	Form of Underwriting Agreement for Preferred Stock.
4(a)	Exhibit 4(a) to GECC’s Registration Statement on Form S-3 (No. 333-59707). Provisions dated as of February 27, 1997.	Amended and Restated General Electric Capital Corporation Standard Global Multiple-Series Indenture.
(b)	Exhibit 4(b) to GECC’s Registration Statement on Form S-3 (No. 333-59707). Provisions dated as of February 28, 1997.	Amended and Restated General Electric Capital Corporation Standard Multiple-Series Indenture.
(c)	Exhibit 4(c) to GECC’s Registration Statement on Form S-3 (No. 333-59707).	Third Amended and Restated Indenture dated as of February 27, 1997 between GECC and The Bank of New York Mellon, as successor trustee.
(d)	Exhibit 4(dd) to GECC’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-76479).	First Supplemental Indenture dated as of May 3, 1999, supplemental to Third Amended and Restated Indenture dated as of February 27, 1997.

Exhibit Number	Incorporated by Reference to Filings Indicated	Description
(e)	Exhibit 4(f) to GECC’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-40880).	Second Supplemental Indenture dated as of July 2, 2001, supplemental to Third Amended and Restated Indenture dated as of February 27, 1997.
(f)	Exhibit 4(cc) to GECC’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-100527).	Third Supplemental Indenture dated as of November 22, 2002, supplemental to Third Amended and Restated Indenture dated as of February 27, 1997.
(g)	Exhibit 4(g) to GECC’s Registration Statement on Form S-3ASR (No. 333-156929).	Fourth Supplemental Indenture dated as of August 24, 2007, supplemental to Third Amended and Restated Indenture dated as of February 27, 1997.
(h)	Exhibit 4(h) to GECC’s Registration Statement on Form S-3ASR (No. 333-156929).	Fifth Supplemental Indenture dated as of December 2, 2008, supplemental to Third Amended and Restated Indenture dated as of February 27, 1997.
(i)	Exhibit 4(h) to GECC’s Form 10-K Report for the year ended December 31, 2009.	Sixth Supplemental Indenture dated as of April 2, 2009, supplemental to Third Amended and Restated Indenture dated as of February 27, 1997.
(j)	Exhibit 4(d) to GECC’s Registration Statement on Form S-3 (No. 333-59707).	Third Amended and Restated Indenture dated as of February 28, 1997 between the Company and The Bank of New York Mellon, as successor trustee.
(k)	Exhibit 4(g) to GECC’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-40880).	First Supplemental Indenture dated as of July 2, 2001, supplemental to Third Amended and Restated Indenture dated as of February 28, 1997.
(l)	Exhibit 4 to GECC’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 33-51793).	Indenture dated as of June 3, 1994 between GECC and The Bank of New York Mellon, as successor trustee.
(m)	Exhibit 4(b) to GECC’s Registration Statement on Form S-3 (No. 33-22265).	First Supplemental Indenture dated as of February 1, 1997, supplemental to the Indenture dated as of June 3, 1994 between GECC and The Bank of New York Mellon, as successor trustee.
(n)	Exhibit 4(d) to GECC’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-22265).	Second Supplemental Indenture dated as of July 2, 2001, supplemental to the Indenture dated as of June 3, 1994.
(o)	Exhibit 4(a) to GECC’s Form 10-Q Report for the quarter ended June 30, 2005.	Subordinated Debt Indenture dated as of July 1, 2005 between GECC and The Bank of New York Mellon, as successor trustee.
(p)	Exhibit 4(b) to GECC’s Form 10-Q Report for the quarter ended June 30, 2005.	Amended and Restated Subordinated Debt Indenture dated as of July 15, 2005 between GECC and The Bank of New York Mellon, as successor trustee.

Exhibit Number	Incorporated by Reference to Filings Indicated	Description
(q)	Exhibit 4(a) to GECC’s Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (No. 333-132807).	Indenture for Subordinated Debentures between us and The Bank of New York Mellon, as successor trustee, dated September 1, 2006.
(r)	Exhibit 4(r) to GECC’s Registration Statement on Form S-3ASR (No. 333-156929).	Form of Global Medium-Term Note, Series A, Fixed Rate DTC Registered Note.
(s)	Filed herewith.	Form of Global Medium-Term Note, Series A, Floating Rate DTC Registered Note.
(t)	Exhibit 4(t) to GECC’s Registration Statement on Form S-3ASR (No. 333-156929).	Form of Global Medium-Term Note, Series A, Fixed Rate International Registered Note.
(u)	Filed herewith.	Form of Global Medium-Term Note, Series A, Floating Rate International Registered Note.

Exhibit Number	Incorporated by Reference to Filings Indicated	Description
(v)	Exhibit 4(pp) to GECC’s Registration Statement on Form S-3ASR (No. 333-156929).	Form of Fixed Rate GE Capital InterNote.
(w)	Filed herewith.	Form of Floating Rate GE Capital InterNote.

Exhibit Number	Incorporated by Reference to Filings Indicated	Description
(x)	Exhibit 4(c) to GECC’s Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (No. 333-132807).

Letter from the Senior Vice President and Chief Financial Officer of General Electric Company to GECC, dated September 15, 2006, with respect to returning dividends, distributions or other payments to GECC in certain circumstances described in the Indenture for Subordinated Debentures dated September 1, 2006, between GECC and the Bank of New York, as successor trustee.

(y)	Exhibit 4(l) to the Form 10-K Report of GECC for the year ended December 31, 2013 (No. 001-06461).

Agreement to furnish to the Securities and Exchange Commission upon request a copy of instruments defining the rights of holders of certain long-term debt of the registrant and consolidated subsidiaries.

(z)	Filed herewith.	Form of Secured Indenture.

Exhibit Number	Incorporated by Reference to Filings Indicated	Description
(aa)	Exhibit 3(i) to GECC’s Form 10-Q Report for the period ended June 30, 2013.

A complete copy of the Certificate of Incorporation of GECC consisting of the Restated Certificate of Incorporation of GECC as filed with the Office of the Secretary of State, State of Delaware on April 1, 2008, as amended by the Certificates of Designations of GECC with respect to the Series A, B and C Preferred Stock as filed with the Office of the Secretary of State, State of Delaware on June 8, 2012 and July 25, 2012 and May 30, 2013, respectively.

(bb)	Exhibit 4.1 of GECC’s Current Report on Form 8-K dated as of June 8, 2012 (No. 001-06461).	Form of Certificate representing the Series A Preferred Stock.
(cc)	Exhibit 4.1 of GECC’s Current Report on Form 8-K dated as of July 25, 2012 (No. 001-06461).	Form of Certificate representing the Series B Preferred Stock.
(dd)	Exhibit 4.1 of GECC's Current Report on Form 8-K dated as of June 3, 2013 (No. 001-06461)	Form of Certificate representing the Series C Preferred Stock
5	Filed herewith.	Opinion and consent of Fred A. Robustelli as to the unsecured debt securities, secured senior debt securities and preferred stock.
12(a)	Exhibit 12 to GECC’s Form 10-Q Report for the quarter ended September 30, 2014 and Exhibit 12(a) to GECC’s Form 10-K Report for the year ended December 31, 2013.	Computation of ratio of earnings to fixed charges.
12(b)	Exhibit 12 to GECC’s Form 10-Q Report for the quarter ended September 30, 2014 and Exhibit 12(a) to GECC’s Form 10-K Report for the year ended December 31, 2013.	Computation of ratio of earnings to combined fixed charges and preferred stock dividends.
23(a)	Filed herewith.	Consent of KPMG LLP.
23(b)	Included in Exhibit 5.	Consent of Fred A. Robustelli.
24	Included as part of the signature pages hereto.	Power of Attorney.

Exhibit Number	Incorporated by Reference to Filings Indicated	Description
25(a)	Filed herewith.

T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, in respect of Unsecured Senior Debt Securities under the Amended and Restated Indenture filed as Exhibit 4(c) to GECC’s Registration Statement on Form S-3 (No. 333-59707).

25(b)	Filed herewith.

T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, in respect of the Amended and Restated Indenture filed as Exhibit 4(d) to GECC’s Registration Statement on Form S-3 (No. 333-59707).

25(c)	Filed herewith.

T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, in respect of the Amended and Restated Subordinated Debt Indenture filed as Exhibits 4(a) and (b) to GECC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (File No. 1-6461).

25(d)	Filed herewith.

T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, in respect of the Indenture for Subordinated Debentures filed as Exhibit 4(a) to GECC’s Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (No. 333- 132807).

25(e)	Filed herewith.

T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, in respect of the Indenture filed as Exhibit 4 to Post-Effective Amendment No. 1 to GECC’s Registration Statement on Form S-3 (No. 33-51793).

25(f)	Filed herewith.

T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, in respect of the Secured Senior Debt Securities under the Secured Indenture filed as Exhibit 4(z) hereto.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i),(ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “TIA”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 21st day of November, 2014.

GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ Daniel C. Janki Name: Daniel C. Janki Title: Senior Vice President, Corporate Treasury and Global Funding Operation

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Capital Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Daniel C. Janki, Robert C. Green, Christoph A. Pereira and Peter J. Cooke, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign this Registration Statement under the Securities Act of 1933, as amended, on Form S-3, any amendments thereto, and all post-effective amendments and supplements to this Registration Statement for the registration of the Company’s securities; and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Keith S. Sherin Keith S. Sherin	Director, Chief Executive Officer & President (Principal Executive Officer)	November 21, 2014
/s/ Robert C. Green Robert C. Green	Director and Chief Financial Officer (Principal Financial Officer)	November 21, 2014
/s/ Walter F. Ielusic Walter F. Ielusic	Senior Vice President and Controller (Principal Accounting Officer)	November 21, 2014
/s/ Jeffrey S. Bornstein Jeffrey S. Bornstein	Director	November 21, 2014
/s/ Brackett B. Denniston III Brackett B. Denniston III	Director	November 21, 2014
/s/ Thomas C. Gentile Thomas C. Gentile	Director	November 21, 2014
/s/ Jeffrey R. Immelt Jeffrey R. Immelt	Director	November 21, 2014
/s/ Ryan A. Zanin Ryan A. Zanin	Director	November 21, 2014